UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 20, 2020

BLACKSTAR ENTERPRISE GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-55730	27-1120628
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4450 Arapahoe Ave., Suite 100

Boulder, CO  80303

(Address of Principal Executive Offices)

(303) 500-5073

(Registrant's Telephone Number, Including Area Code)

________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company /X/

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. /_/

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

Quick Capital, LLC

Convertible Promissory Note:

On November 20, 2020, BlackStar Enterprise Group, Inc. (the “Company” or “we”) and Quick Capital, LLC (“Holder”) entered into a convertible promissory note totaling $33,275 (“Note”) (Exhibit 10.1) and a Securities Purchase Agreement (“SPA”) (Exhibit 10.2), (altogether, the “Transaction Documents”).

The Company executed a 10% convertible promissory note of the Company with Holder, in the principal amount of $33,275 (the “Note”), upon the terms and subject to the limitations and conditions set forth in such Note. The Note is attached as Exhibit 10.1. The Holder may convert the outstanding unpaid principal amount of the Note into restricted shares of Common Stock of the Company at a discount of 40% of the Market Price. The Company has initially reserved out of its authorized Common Stock 12,000,000 shares of Common Stock for conversion pursuant to the Note, as evidenced by the Transfer Agent Letter attached as Exhibit 10.3.

The Note, bearing an interest rate of 10%, dated November 16, 2020 (the “Issue Date”) for $33,275 matures on July 16, 2021. The Note and SPA were closed on November 20, 2020 (the “Closing Date”) and the Company received $25,000 on November 24, 2020, with $2,750 being retained by the Holder to cover legal and due diligence fees, and with the remaining $2,500 being paid as commission to Carter, Terry & Company in connection with this transaction described herein. The Note additionally bears an interest rate of 24% per annum in the Event of Default.

Prepayment. The Company may prepay the Note in whole or in part at any time, provided that an Event of Default has not occurred, up to 180 days after the Issue Date as set forth below:

a)	At any time during the period beginning on the Issue Date and ending on the date which is sixty (60) days following the Issue Date, the Company shall have the right to prepay the outstanding Note (principal and accrued interest), in full by making a payment to the Holder of an amount in cash equal to 20%, multiplied by the sum of: (w) the then outstanding principal amount of the Note plus (x) accrued and unpaid interest on the unpaid principal amount of the Note plus (y) Default Interest, if any.

b)	At any time during the period beginning the day which is sixty-one (61) days following the Issue Date and ending on the date which is one hundred eighty (180) days following the Issue Date, the Company shall have the right to prepay the outstanding Note (principal and accrued interest), in full by making a payment to the Holder of an amount in cash equal to 40%, multiplied by the sum of: (w) the then outstanding principal amount of the Note plus (x) accrued and unpaid interest on the unpaid principal amount of the Note plus (y) Default Interest, if any.

After 180 days from the Issue Date, the Company may not prepay any amount.

No Beneficial Ownership. The Holder shall not be entitled to convert any portion of the Note in excess of that portion upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Notes or the unexercised or unconverted portion of any other security of the Company subject to a limitation on conversion or exercise analogous to the limitations contained in the Note) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of the Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended and Regulations 13D-G thereunder.

Conversion Price. The conversion price (the “Conversion Price”) shall equal the lesser of: (i) 60% multiplied by the average of the two lowest closing trades during the twenty (20) Trading Day period preceding the Issue Date

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(representing a discount rate of 40%), or (ii) the Variable Conversion Price (as defined herein) (subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Company relating to the Company’s securities or the securities of any subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The “Variable Conversion Price” shall mean 60% multiplied by the Market Price (as defined herein) (representing a discount rate of 40%). “Market Price” means the average of the two (2) lowest closing trades for the Common Stock during the twenty (20) Trading Day period preceding the conversion date. “Trading Price” and “Trading Prices” means, for any security as of any date, the lesser of: (i) the lowest trade price on the OTC Pink, OTCQB or applicable trading market as reported by a reliable reporting service (“Reporting Service”) designated by the Holder or, if the OTC Pink is not the principal trading market for such security, the trading price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no trading price of such security is available in any of the foregoing manners, the average of the trading prices of any market makers for such security that are listed in the “pink sheets” by the National Quotation Bureau, Inc., or (ii) the closing bid price on the OTC Pink, OTCQB or applicable trading market as reported by a Reporting Service designated by the Holder or, if the OTC Pink is not the principal trading market for such security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no closing bid price of such security is available in any of the foregoing manners, the average of the closing bid prices of any market makers for such security that are listed in the “pink sheets” by the National Quotation Bureau, Inc.

In the event the Company (i) makes a public announcement that it intends to consolidate or merge with any other corporation (other than a merger in which the Company is the surviving or continuing corporation and its capital stock is unchanged) or sell or transfer all or substantially all of the assets of the Company or (ii) any person, group or entity (including the Company) publicly announces a tender offer to purchase 50% or more of the Company’s Common Stock (or any other takeover scheme) (the date of the announcement referred to in clause (i) or (ii) is hereinafter referred to as the “Announcement Date”), then the Conversion Price shall, effective upon the Announcement Date and continuing through the Adjusted Conversion Price Termination Date, be equal to the lower of (x) the Conversion Price which would have been applicable for a Conversion occurring on the Announcement Date and (y) the Conversion Price that would otherwise be in effect.

Amounts Due in Events of Default:

Upon the failure to pay principal and interest, the Note shall become immediately due and payable. Upon the failure to issue conversion shares when Holder exercises said right, or other events of default outlined in the Note, then two times (2x) the Default Amount of the Note will become due and payable immediately. Any other form of default will entitle the Holder to (i) an immediate payment of one hundred fifty percent (150%) of the Default Amount, being the outstanding principal amount of the Note, plus accrued and unpaid interest on the unpaid principal amount of the Note, plus any default interest and any other amounts owed or (ii) at the option of the Holder, the “parity value” of the Default Sum to be prepaid, where parity value means (a) the highest number of shares of Common Stock issuable upon conversion of or otherwise pursuant to such Default Sum in accordance with Article I of the Note, treating the Trading Day immediately preceding the Mandatory Prepayment Date as the “Conversion Date” for purposes of determining the lowest applicable Conversion Price, unless the Default Event arises as a result of a breach in respect of a specific Conversion Date in which case such Conversion Date shall be the Conversion Date), multiplied by (b) the highest Trading Price for the Common Stock during the period beginning on the date of first occurrence of the Event of Default and ending one day prior to the Mandatory Prepayment Date (the “Default Amount”) and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity. Further, if a breach of Sections 3.9, 3.10 and/or 3.19 of the Note occurs or is continuing after the six (6) month anniversary of the Note, then the principal amount of the Note shall increase by Ten Thousand and No/100 United States Dollars ($10,000) (under Holder’s and Company’s expectation that any principal amount increase will tack back to the Issue Date) and the Holder shall be entitled to use the lowest Trading Price during the delinquency period as a base price for the conversion with the Variable Conversion Price shall at the option of the Holder be redefined to mean fifty percent (50%) multiplied by the Market Price, subject to adjustment as provided in the Note.

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Securities Purchase Agreement:

The Company and the Holder executed the Securities Purchase Agreement (“SPA”) in accordance with and in reliance upon the exemption from securities registration for offers and sales to accredited investors afforded, inter alia, by Rule 506 under Regulation D as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act, and/or Section 4(a)(2) of the 1933 Act. The SPA outlines the purchase of the Note (the “Securities”), and the Holder understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the 1933 Act and state securities laws and that the Company is relying upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth in the SPA in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the Securities.

Transfer Agent Instruction Letter:

Until the Company’s obligations under the Note are paid and performed in full, the Transfer Agent of the Company is authorized to establish a reserve of shares of authorized but unissued Common Stock of the Company in an amount not less than 12,000,000 shares for issuance upon partial or full conversion of the Note in accordance with the terms thereof, and the Transfer Agent shall immediately add shares of Common Stock to the reserved shares as and when requested by Company in writing from time to time.

SECTION 2 – FINANCIAL INFORMATION

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See the disclosures under Item 1.01 of this Current Report on Form 8-K, incorporated herein by this reference.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

The Company and the Holder executed the Securities Purchase Agreement (“SPA”) in accordance with and in reliance upon the exemption from securities registration for offers and sales to accredited investors afforded, inter alia, by Rule 506 under Regulation D as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act, and/or Section 4(a)(2) of the 1933 Act. The SPA outlines the purchase of the Note (the “Securities”), and the Holder understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the 1933 Act and state securities laws and that the Company is relying upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth in the SPA in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the Securities.

See the disclosures under Item 1.01 of this Current Report on Form 8-K, incorporated herein by this reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Exhibits.

The following exhibits are filed with this report on Form 8-K.

Exhibit Number	Exhibit
10.1	Convertible Promissory Note
10.2	Securities Purchase Agreement
10.3	Transfer Agent Instruction Letter
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

BLACKSTAR ENTERPRISE GROUP, INC.

By: /s/ Joseph Kurczodyna

__________________________________

      Joseph Kurczodyna, Chief Financial Officer

Date: November 25, 2020

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